                                                                      EXHIBIT 11

                                IPL SYSTEMS, INC.
                                -----------------

                    COMPUTATION OF NET LOSS PER COMMON SHARE
                    ----------------------------------------

                 (Thousands of dollars except per share amounts)


                                                   Three Months Ended
                                                   ------------------

                                           March 31,                March 31,
                                             1996                     1995
                                           ---------                ---------
Primary
- -------

Net income (loss)                         $      230               $     (785)
                                          ==========               ==========

Weighted average shares outstanding        5,590,555                5,382,119

Dilutive stock options based on the
  treasury stock method using average
  market price for the period                149,059                     --
                                          ----------               ----------

Common shares used in calculation of
  net loss per share                       5,739,614                5,382,119
                                          ==========               ==========

Net income (loss) per share               $     0.04               $    (0.15)
                                          ==========               ==========

Fully Diluted
- -------------

Net income (loss)                         $      230               $     (785)
                                          ==========               ==========

Weighted average shares outstanding        5,590,555                5,382,119

Dilutive stock options based on the
  treasury stock method using the
  higher of average or period end
  market price                       (A)     246,343                  179,680
                                          ----------               ----------

Common shares used in calculation of
  net loss per share                       5,836,898                5,561,799
                                          ==========               ==========

Net income (loss) per share               $     0.04               $    (0.14)
                                          ==========               ==========


(A) This calculation is presented in accordance with Item 601 of Regulation S-X although it is not required by Paragraph 14 of APB Opinion No. 15.




                                      14